UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2005

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Item 1.01. Entry into a Material Definitive Agreement

On March 7, 2005, Solomon Technologies, Inc. (the “Company”) borrowed $40,000 from Woodlaken, LLC (“Woodlaken”) and issued a promissory note in the principal amount of $40,000 to Woodlaken. The note bears interest at a rate of 12% per annum and matures on May 6, 2005. To secure the note, the Company and Woodlaken entered into a Security Agreement, dated March 7, 2005, pursuant to which Woodlaken was granted a first priority security interest in all of the tangible and intangible assets of the Company. The managers of Woodlaken are Gary M. Laskowski, the Chairman of the Board of the Company and Jonathan D. Betts, a director of the Company. Woodlaken currently owns 150,000 shares of Series A Preferred Stock of the Company and holds irrevocable proxies to vote the outstanding shares of Series A Preferred Stock of the Company.

The board of directors of the Company has authorized the Company to borrow up to an additional $210,000 from Woodlaken and others on the same terms as the note issued to Woodlaken. As of the date of this Report the Company has not made any additional borrowings.

Item 1.02. Termination of a Material Definitive Agreement

On March 7, 2005, the Company received a written notice from David E. Tether revoking the Agreement and Release, dated March 2, 2005 (the “Release”), given to the Company in connection with the Consulting and Noncompetition Agreement, dated March 2, 2005, between the Company and Mr. Tether (the “Consulting Agreement”). The revocation of the Release had the effect of rescinding the Consulting Agreement. Mr. Tether is a member of the Company’s board of directors and the Company’s former Chief Technology Officer. Under the terms of the Consulting Agreement, for a consulting fee payable at a rate of $125,000 per annum, Mr. Tether was to provide the Company with assistance in the development, improvement and promotion of the Company’s electric motors and related products and provide such other services as the Company might reasonably request. Mr. Tether also agreed not to compete with the Company during the term of the Consulting Agreement and for a period of two years thereafter.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As more fully described under Item 1.01, on March 7, 2005, the Company borrowed $40,000 from Woodlaken and issued a promissory note in the principal amount of $40,000 to Woodlaken. This note is secured by a first priority security interest in all of the tangible and intangible assets of the Company. The note may be accelerated by Woodlaken upon the occurrence of certain events of default, including the Company’s bankruptcy or liquidation or breach of any of its representations or obligations under the note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC. (Registrant)

Dated: March 11, 2005	By:	/s/ Peter W. DeVecchis, Jr.
Peter W. DeVecchis, Jr.
President (Principal Executive Officer)